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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 2, 2003
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


       New York                        1-2360                   13-0871985
(State of Incorporation)        (Commission File Number)      (IRS employer
                                                            Identification No.)

         ARMONK, NEW YORK                                          10504
(Address of principal executive offices)                         (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)


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Item 5.  Other Events

            The registrant's press release dated June 2, 2003, regarding a notice of a formal, nonpublic investigation by the Securities and Exchange Commission is Attachment I of this Form 8-K.

            IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.




                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:  June 2, 2003


                                        By:     /s/ Andrew Bonzani
                                           ------------------------------------
                                                  (Andrew Bonzani)
                                                 Assistant Secretary &
                                               Associate General Counsel


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                                                                    ATTACHMENT I


                          IBM REPORTS SEC INVESTIGATION


ARMONK, NY, JUNE 2, 2003 -- IBM today announced that it has received notice of a formal, nonpublic investigation by the Securities and Exchange Commission (SEC).

The SEC is seeking information relating to revenue recognition in 2000 and 2001 primarily concerning certain types of customer transactions. IBM believes that the investigation arises from a separate investigation by the SEC of a customer of IBM's Retail Stores Solutions unit. This unit markets and sells point of sale products.

The SEC specifically advised IBM that this is a fact-finding investigation and that it has not reached any conclusions related to this matter. IBM has been cooperating fully with the SEC and will continue to do so.

IBM believes that its business and accounting policies comply with all applicable regulations and is committed to maintaining the highest standards of compliance relating to its financial reporting.